UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 14, 2015

QUAINT OAK BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-52694	35-2293957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Knowles Avenue, Southampton, Pennsylvania	18966
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(215) 364-4059

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of
                          Certain Officers

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Not applicable.

(e)  On January 14, 2015, Quaint Oak Bank (the "Bank"), the wholly-owned subsidiary of Quaint Oak Bancorp, Inc., a Pennsylvania corporation (the "Company") (i) entered into Executive Survivor Income Agreements (the "Executive Survivor Income Agreements"), by and between the Bank and each of Robert T. Strong, President and Chief Executive Officer, and John J. Augustine, Chief Financial Officer, and (ii) entered into an Employee Survivor Income Agreement with Curt T. Schulmeister, Chief Lending Officer of the Bank (the "Employee Survivor Income Agreement" and together with the Executive Survivor Income Agreements, the "Agreements") (Messrs. Strong, Augustine and Schulmeister, each an "Executive" and collectively, the "Executives").

The Executive Survivor Income Agreements and the Employee Survivor Income Agreement were entered into to encourage the Executives to remain in service to the Bank by providing survivor income benefits in amounts as set forth in the Agreements to designated beneficiaries of the Executive if the Executive dies prior to his employment terminating or within 24 months after termination of employment due to disability, as defined in the Agreements. In addition, the Executive Survivor Income Agreements provide benefits if the Executive dies within 12 months after a change in control, as defined in the Executive Survivor Income Agreements.  In the event that an Executive is removed from office or permanently prohibited from participating in the Bank's activities by an order of the Bank's regulators, or terminated for cause, as defined in the Agreements, all obligations of the Bank under the Agreements shall terminate.

The description of the Agreements set forth herein is qualified in its entirety by reference to the Agreements which are filed herewith as Exhibits 10.1, 10.2 and 10.3 and incorporated by reference into this Section 5.02(e).

(f)  Not applicable.

Item 7.01           Regulation FD Disclosure

On January 15, 2015, the Company issued a press release announcing that the Board of Directors declared a quarterly cash dividend of $0.06 per share on the common stock of the Company on January 14, 2015.  The dividend is payable on February 9, 2015 to shareholders of record as of January 26, 2015.

For additional information, reference is made to the Company's press release dated January 15, 2015, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto.  The press release attached hereto is being furnished to the SEC and shall not be deemed to be "filed" for any purpose except as shall be expressly set forth by specific reference to such filing in other filings of the Company into which may be incorporated.

Item 9.01        Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

The following exhibits are filed herewith.

Exhibit Number	Description
10.1	Executive Survivor Income Agreement, dated January 14, 2015, by and between the Bank and Robert T. Strong

10.2	Executive Survivor Income Agreement, dated January 14, 2015, by and between the Bank and John J. Augustine

10.3	Employee Survivor Income Agreement, dated January 14, 2015, by and between the Bank and Curt T. Schulmeister

99.1	Press release dated January 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUAINT OAK BANCORP, INC.

Date: January 15, 2015	By:	/s/Robert T. Strong
Robert T. Strong
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Executive Survivor Income Agreement, dated January 14, 2015, by and between the Bank and Robert T. Strong

10.2	Executive Survivor Income Agreement, dated January 14, 2015, by and between the Bank and John J. Augustine

10.3	Employee Survivor Income Agreement, dated January 14, 2015, by and between the Bank and Curt T. Schulmeister

99.1	Press release dated January 15, 2015